UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 Sansome Street, Second Floor

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 500-4614

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

The Audit Committee (the “Audit Committee”) of the Board of Directors of 89bio, Inc. (“89bio” or the “Company”) conducted a competitive process to determine 89bio’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The Audit Committee invited several independent registered public accounting firms to participate in the process.

Following the review of proposals from the independent registered public accounting firms that participated in this process, on April 17, 2020, the Audit Committee dismissed Deloitte & Touche LLP (“Deloitte”) as 89bio’s independent registered public accounting firm, effective as of that date.

Deloitte’s audit report on 89bio’s consolidated financial statements for the year ended December 31, 2019, the only year for which Deloitte audited the Company’s financial statements, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Deloitte expressed no opinion on the effectiveness of the Company’s internal control over financial reporting, as the Company was not required to have, nor did the Company engage Deloitte to perform, an audit of the Company’s internal control over financial reporting.

During 89bio’s fiscal year ended December 31, 2019 and the subsequent interim period through (and including) April 16, 2020, there were (i) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreements in its report on 89bio’s consolidated financial statements for such year, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K, except as set forth in the following sentence. As previously disclosed under Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, during the audit of the consolidated financial statements for the period from January 18, 2018 (inception) to December 31, 2018, the Company reported material weaknesses in its internal controls over financial reporting relating to (1) the lack of employees with sufficient expertise in U.S. generally accepted accounting principles, and (2) the lack of risk assessment procedures. Such remediation efforts were ongoing as of December 31, 2019.

89bio provided Deloitte with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing this Report with the Securities and Exchange Commission (the “SEC”). 89bio has requested that Deloitte furnish a letter addressed to the SEC stating whether or not Deloitte agrees with the statements above. A copy of Deloitte’s letter dated April 21, 2020 is filed as Exhibit 16.01 to this Report.

(b) Appointment of New Independent Registered Public Accounting Firm.

The Audit Committee, on and effective as of April 17, 2020, appointed KPMG LLP (“KPMG”) as 89bio’s independent registered public accounting firm for the year ended December 31, 2020.

During the fiscal years ended December 31, 2018 and December 31, 2019 and the subsequent interim periods through April 16, 2020, neither 89bio nor anyone acting on its behalf has consulted with KPMG, regarding either: (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on 89bio’s consolidated financial statements, and neither a written report nor oral advice was provided to 89bio that KPMG concluded was an important factor considered by 89bio in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is being furnished herewith:

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP, dated April 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: April 23, 2020	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer